United States
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 16, 2010

NORTH VALLEY BANCORP
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

0-10652	94-2751350
(Commission File Number)	(IRS Employer Identification No.)

300 Park Marina Circle, Redding, CA	96001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 226-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2010 Annual Meeting of Shareholders of North Valley Bancorp (the “Company”) was held on July 16, 2010. Six matters were submitted to a vote of the shareholders through the solicitation of proxies and the results of the voting are set forth below:

Proposal 1. The following nine persons (all incumbents) were nominated and elected as Directors of the Company, to serve for terms of one year. The voting results were as follows:

Director	Shares For	Withheld
Michael J. Cushman	4,240,471	460,348
William W. Cox	4,339,633	361,186
Royce L. Friesen	4,350,003	350,816
Dante W. Ghidinelli	4,346,688	354,131
Kevin D. Hartwick	4,346,742	354,077
Roger B. Kohlmeier	4,343,211	357,608
Martin A. Mariani	4,273,589	427,230
Dolores M. Vellutini	4,343,888	356,931
J.M. (Mike) Wells, Jr	4,320,182	380,637

Proposal 2. To approve for purposes of NASDAQ Listing Rule 5635 the issuance of shares of Company Common Stock upon the conversion of up to 40,000 shares of Series A Mandatorily Convertible Cumulative Perpetual Preferred Stock of the Company, as contemplated by the Securities Purchase Agreements described in the Proxy Statement. The proposal was approved. The voting results were as follows:

Shares For	Shares Against	Abstain	Broker Non-Votes
4,377,574	273,241	50,004	1,816,303

Proposal 3. To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 20 million to 60 million. The proposal was approved. The voting results were as follows:

Shares For	Shares Against	Abstain
6,165,791	245,776	105,555

Proposal 4. To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to effect a one for five share reverse stock split of the Common Stock. The proposal was approved (although the Board of Directors reserved the right, at its sole discretion, to elect not to implement the reverse stock split, even though approved by the shareholders). The voting results were as follows:

Shares For	Shares Against	Abstain
5,290,084	1,103,957	123,081

Proposal 5. To ratify the appointment of Perry-Smith LLP as the Company’s Independent Registered Public Accounting Firm for 2010. The proposal was approved. The voting results were as follows:

Shares For	Shares Against	Abstain
6,347,233	81,400	88,489

Proposal 6. To approve an adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt Proposals 1 through 5. The proposal was approved. The voting results were as follows:

Shares For	Shares Against	Abstain
5,790,488	633,246	93,388

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH VALLEY BANCORP

Dated: July 19, 2010	By:	/s/ Kevin R. Watson
Kevin R. Watson
Executive Vice President
Chief Financial Officer